Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-168358, 333-172828, 333-180119, 333-187187, 333-194563, 333-197989, 333-202735, 333-206209, 333-211273, 333-222739, 333-229728, 333-234675 and 333-262062), Form S-3 (No. 333-250936, 333-258386 and 333-262061), and Form S-1 (Nos. 333-222417, 333-225193, 333-268814 and 333-272729) of Peraso Inc. of our report dated March 29, 2024 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ Weinberg & Company

Los Angeles, California

March 29, 2024